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                                 EXHIBIT 99.1
                                  Page 1 of 2
                            Mohawk Industries, Inc.
                    Press Release dated September 29, 1999



NEWS RELEASE                      [LOGO OF MOHAWK INDUSTRIES, INC. APPEARS HERE]
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                                              Post Office Box 12069
                                              South Industrial Blvd.
                                              Calhoun, GA 30703
                                              (706) 629-7721
For Release:        Immediately
Contact:            John D. Swift, Chief Financial Officer

         MOHAWK INDUSTRIES, INC. ANNOUNCES A  STOCK REPURCHASE PROGRAM


Calhoun, Georgia, September 29, 1999 -- Mohawk Industries, Inc. (NYSE:MHK) today announced that its Board of Directors has authorized the Company to purchase up to 5,000,000 shares of its outstanding common stock in the open market at such times and at such prices as management may from time to time determine is appropriate. The Company's current weighted average common and dilutive potential common shares outstanding is approximately 61,200,000. Some of the repurchased shares may be used for awards of stock and grants of stock options under the Company's existing compensation and benefit plans.

Commenting on the decision to purchase these shares, David L. Kolb, Chairman and Chief Executive Officer of Mohawk stated, "Based on our current stock price, we believe this stock repurchase represents an excellent investment and provides our stockholders with a significant value for the long term. We plan to actively pursue this opportunity. Our decision to purchase these shares does not change Mohawk's acquisition strategy or diminish our ability to obtain the financial resources to fund our future growth, whether internal or external. We believe the stock buy-back program is another opportunity to provide our shareholders increasing value for their investments. We are able to fund the purchase of these shares with the current availability under our existing revolving credit agreement."

Certain of the statements in the immediately preceding paragraphs constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and for those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those statements are based on assumptions regarding the Company's future financial performance, the financial resources available to the Company and the success of the Company's stock buyback program. These or other assumptions could prove inaccurate and therefore, there can be
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                                 EXHIBIT 99.1
                                  Page 2 of 2
                            Mohawk Industries, Inc.
                    Press Release dated September 29, 1999


no assurance that the "forward-looking statements" will prove to be accurate. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floor covering markets served by Mohawk; competition from other carpet, rug and floor covering manufacturers; raw material prices, timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC filings and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Alexander Smith," "Bigelow," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial" and "World." Mohawk offers a broad line of washable accent and bath rugs through Aladdin and Newmark & James; area rugs through Karastan, American Rug Craftsmen and American Weavers; and decorative throws, placemats, table runners and kitchen chair pads through American Weavers. Mohawk also offers a complete laminate product line under the INSIGNIA brand name and distributes carpet padding and ceramic tile. The Company markets its products primarily through retailers and commercial dealers.

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